Exhibit 99.1
Envista Reports Fourth Quarter 2021 Earnings

Brea, California, February 9, 2022 – Envista Holdings Corporation (NYSE: NVST) today announced results for the fourth quarter and fiscal year 2021.

As previously disclosed, on December 31, 2021 we completed the sale of the KaVo Treatment Unit and Instrument business (the “Divestiture”). All results in this release reflect only continuing operations unless otherwise noted.

For the quarter ended December 31, 2021, sales increased 5.8% to $651.8 million with core sales growth of 6.6% over the corresponding quarter in 2020. Core sales growth for the full year 2021 was 29%.

For the fourth quarter 2021, net income was $42.5 million or $0.24 per diluted share. Adjusted net income was $81.1 million, representing a 12% increase year over year. Adjusted earnings per diluted share was $0.46 vs. $0.43 in the comparable period in 2020. Adjusted EBITDA for the fourth quarter was $120.7 million vs. $120.6 million in the fourth quarter of 2020.

Amir Aghdaei, Chief Executive Officer, remarked, “For the full year 2021, we grew significantly above pre-pandemic levels and continued to benefit from the repositioning of our portfolio, our improved commercial execution, and our long-term investment in innovation. Our adjusted EBITDA margin for the year was 19.7% reflecting the underlying profitability of our business and our focus on continuous improvement.”

Mr. Aghdaei continued, “We are pleased with our fourth quarter results and remain optimistic about the future of the dental industry. Given our recent portfolio moves, we are now more focused on the faster growing, most attractive segments of the dental industry. We continue to work with our clinical partners to streamline their operations and improve patient care. We are actively partnering with Dental Service Organizations as they improve access to oral care. Long-term we are positioned as the partner of choice for this fast-growing customer segment. Ultimately, we remain committed to our purpose of partnering with professionals to improve patients’ lives and will continue to work to personalize, digitize, and democratize dental care.”

2022 Full Year Guidance

For 2022, barring any significant COVID related disruptions, we expect to deliver core growth of between 6-8% and deliver a full year adjusted EBITDA margin of >20%. It is important to note that our guidance does not reflect the impact of the pending acquisition of Carestream Dental’s IOS business. We currently expect this acquisition to close in Q2 2022 and will provide updated guidance related to the underlying business as well as our planned integration and growth related investments once we have closed the transaction.

Envista will discuss its quarterly results and provide an outlook for 2022 during an investor conference call today starting at 2:00 P.M. PT. The call and an accompanying slide presentation will be webcast on the "Investors" section of Envista's website, www.envistaco.com, under the subheading "Events & Presentations." A replay of the webcast will be available in the same section of Envista's website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 877-876-9173 within the U.S. or by dialing +1 785-424-1667 outside the U.S. a few minutes before the 2:00 P.M. PT start and referencing conference ID #7516382. A replay of the conference call will be available shortly after the conclusion of the call. You can access the replay dial-in information on the "Investors" section of Envista's website under the subheading "Events & Presentations." Presentation materials relating to Envista's results have been posted to the "Investors" section of Envista's website under the subheading "Quarterly Earnings." In addition, selected unaudited historical financial information for continuing operations has been posted to the "Investors" section of Envista's website

ABOUT ENVISTA

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

NON-GAAP MEASURES

All "Adjusted" amounts including core sales growth and free cash flow are non-GAAP items. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these non-GAAP measures are included in the attached supplemental schedules.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the impact of the COVID-19 pandemic, including new variants of the virus, the pace of recovery in the markets in which we operate, global supply chain disruptions and potential staffing shortages, the conditions in the U.S. and global economy, the markets served by us and the financial markets, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, the effect of the planned intraoral scanner acquisition on our business relationships, operating results, share price or business generally, the failure to realize the expected benefits resulting from the planned intraoral scanner acquisition or the recent divestiture of our treatment unit and instrument business, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, security breaches or other disruptions of our information technology systems or violations of data privacy laws, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors, and disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2020 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Stephen Keller
Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, CA 92821
Telephone: (714) 817-7000
Fax: (714) 817-5450

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and subject to reclassification)
($ and shares in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021		December 31, 2020
Sales	$651.8	$616.3	$2,508.9		$1,929.1
Cost of sales	308.6	276.3	1,082.4		874.3
Gross profit	343.2	340.0	1,426.5		1,054.8
Operating expenses:
Selling, general and administrative	272.3	243.3	1,019.8		924.6
Research and development	24.8	23.2	100.5		86.7
Operating profit	46.1	73.5	306.2		43.5
Nonoperating income (expense):
Other income (expense)	1.6	(1.4)	2.4		(1.0)
Interest expense, net	(10.5)	(21.3)	(54.1)		(62.5)
Income (loss) before income taxes	37.2	50.8	254.5		(20.0)
Income tax benefit	(5.3)	(40.3)	(9.0)		(62.5)
Income from continuing operations, net of tax	42.5	91.1	263.5		42.5
Income (loss) from discontinued operations, net of tax	43.3	17.3	77.0		(9.2)
Net income	$85.8	$108.4	$340.5		$33.3
Earnings (loss) per share:
Earnings from continuing operations - basic	$0.26	$0.57	$1.63		$0.27
Earnings from continuing operations - diluted	$0.24	$0.54	$1.48		$0.26

Earnings (loss) from discontinued operations - basic	$0.27	$0.11	$0.48		$(0.06)
Earnings (loss) from discontinued operations - diluted	$0.24	$0.10	$0.43		$(0.06)

Earnings - basic	$0.53	$0.68	$2.11		$0.21
Earnings - diluted	$0.48	$0.64	$1.92	*	$0.20
Average common stock and common equivalent shares outstanding:
Basic	161.7	160.0	161.2		159.6
Diluted	177.9	170.0	177.6		164.1
* Earnings (loss) per share is computed independently for earnings per share from continuing operations and earnings (loss) per share from discontinued operations. The sum of earnings per share from continuing operations and earnings (loss) per share from discontinued operations does not equal earnings (loss) per share due to rounding.

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and subject to reclassification)
($ in millions, except share amounts)

	As of
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,073.6	$888.9
Trade accounts receivable, less allowance for credit losses of $20.7 and $30.5, respectively	331.9	301.7
Inventories, net	263.8	216.0
Prepaid expenses and other current assets	154.3	70.1
Current assets held for sale	12.2	113.9
Total current assets	1,835.8	1,590.6
Property, plant and equipment, net	264.1	274.6
Operating lease right-of-use assets	128.1	162.7
Other long-term assets	167.8	119.0
Goodwill	3,132.0	3,207.4
Other intangible assets, net	1,046.4	1,152.7
Noncurrent assets held for sale	—	369.0
Total assets	$6,574.2	$6,876.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$432.4	$886.8
Trade accounts payable	185.8	202.5
Accrued expenses and other liabilities	562.3	467.8
Operating lease liabilities	23.7	31.1
Current liabilities held for sale	3.6	96.5
Total current liabilities	1,207.8	1,684.7
Operating lease liabilities	120.4	152.6
Other long-term liabilities	304.2	347.0
Long-term debt	883.4	907.7
Noncurrent liabilities held for sale	0.4	63.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 15.0 million shares authorized; no shares issued or outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock - $0.01 par value, 500.0 million shares authorized; 162.0 million shares issued and 161.6 million shares outstanding at December 31, 2021; 160.2 million shares issued and 160.0 million outstanding at December 31, 2020	1.6	1.6
Additional paid-in capital	3,732.6	3,684.4
Retained earnings	466.9	126.4
Accumulated other comprehensive loss	(143.5)	(91.8)
Total Envista stockholders’ equity	4,057.6	3,720.6
Noncontrolling interests	0.4	0.4
Total stockholders’ equity	4,058.0	3,721.0
Total liabilities and stockholders’ equity	$6,574.2	$6,876.0

ENVISTA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and subject to reclassification)

($ in millions)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income	$340.5	$33.3	$217.6
Noncash items:
Depreciation	40.8	42.4	39.0
Amortization	82.8	90.2	89.5
Allowance for credit losses	5.6	23.0	9.5
Stock-based compensation expense	28.2	22.6	18.4
Gain on sale of property, plant and equipment	(2.2)	—	—
Gain on sale of Kavo treatment unit and instrument business	(11.7)	—	—
Restructuring charges	10.8	11.1	—
Impairment charges	18.4	32.6	—
Amortization of right-of-use assets	28.3	30.5	39.6
Amortization of debt discount and issuance costs	23.3	13.4	—
Change in deferred income taxes	(59.0)	(91.4)	(8.9)
Change in trade accounts receivable	(43.2)	71.9	3.3
Change in inventories	(66.0)	11.9	(1.5)
Change in trade accounts payable	(20.3)	21.6	(7.9)
Change in prepaid expenses and other assets	(13.9)	(2.5)	(8.6)
Change in accrued expenses and other liabilities	66.5	10.0	44.5
Change in operating lease liabilities	(37.5)	(36.7)	(37.0)
Net cash provided by operating activities	391.4	283.9	397.5
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2.1)	(40.7)	—
Payments for additions to property, plant and equipment	(54.7)	(47.7)	(77.8)
Proceeds from sales of property, plant and equipment	11.6	5.3	1.6
Net proceeds from sale of Kavo treatment unit and instrument business	282.7	—	—
All other investing activities	(4.6)	14.0	(2.2)
Net cash provided by (used in) investing activities	232.9	(69.1)	(78.4)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	517.5	—
Payment of debt issuance and other deferred financing costs	(2.3)	(17.2)	(2.4)
Proceeds from revolving line of credit	—	249.8	—
Repayment of revolving line of credit	—	(250.0)	—
Proceeds from borrowings	—	—	1,318.3
Repayment of borrowings	(475.7)	—	(0.3)
Purchase of capped calls related to issuance of convertible senior notes	—	(20.7)	—
Proceeds from stock option exercises	19.5	13.8	—
Proceeds from the public offering of common stock, net of issuance costs	—	—	643.4
Consideration to Former Parent in connection with the Separation	—	—	(1,950.0)
Net transfers to Former Parent	—	—	(116.5)
All other financing activities	(7.1)	(0.7)	(0.2)
Net cash (used in) provided by financing activities	(465.6)	492.5	(107.7)
Effect of exchange rate changes on cash and cash equivalents	26.0	(29.6)	(0.2)
Net change in cash and cash equivalents	184.7	677.7	211.2
Beginning balance of cash and cash equivalents	888.9	211.2	—
Ending balance of cash and cash equivalents	$1,073.6	$888.9	$211.2

ENVISTA HOLDINGS CORPORATION
SUMMARY OF FINANCIAL METRICS (UNAUDITED)
($ in millions, except per share amounts)

	GAAP
	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross Profit	$343.2	$340.0	$1,426.5	$1,054.8
Operating Profit From Continuing Operations	$46.1	$73.5	$306.2	$43.5
Net Income From Continuing Operations	$42.5	$91.1	$263.5	$42.5
Diluted EPS From Continuing Operations	$0.24	$0.54	$1.48	$0.26
Operating Cash Flow	$165.8	$193.4	$391.4	$283.9

	NON-GAAP *
	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Adjusted Gross Profit	$372.2	$348.0	$1,462.4	$1,073.1
Adjusted Operating Profit	$110.7	$112.6	$459.3	$217.9
Adjusted Net Income	$81.1	$72.3	$328.2	$129.6
Adjusted Diluted EPS	$0.46	$0.43	$1.85	$0.79
Adjusted EBITDA	$120.7	$120.6	$495.0	$251.3
Free Cash Flow	$157.1	$185.6	$348.3	$241.5

* For information on non-GAAP measures see "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Also see the accompanying "Notes to Reconciliation of GAAP to Non-GAAP Financial Measures."

ENVISTA HOLDINGS CORPORATION
SEGMENT INFORMATION (UNAUDITED)
($ in millions)

	Three Month Period Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Sales
Specialty Products & Technologies	$391.7	$343.2	$1,507.8	$1,117.3
Equipment & Consumables	260.1	273.1	1,001.1	811.8
Total	$651.8	$616.3	$2,508.9	$1,929.1

Operating Profit (Loss)
Specialty Products & Technologies	$60.7	$39.6	$272.3	$65.8
Equipment & Consumables	22.8	42.6	153.8	53.6
Other	(37.4)	(8.7)	(119.9)	(75.9)
Total	$46.1	$73.5	$306.2	$43.5

Operating Margins
Specialty Products & Technologies	15.5%	11.5%	18.1%	5.9%
Equipment & Consumables	8.8%	15.6%	15.4%	6.6%
Total	7.1%	11.9%	12.2%	2.3%

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
($ in millions)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross Profit	$343.2	$340.0	$1,426.5	$1,054.8
Restructuring costs and asset impairments A	29.0	8.0	35.9	18.3
Adjusted Gross Profit	$372.2	$348.0	$1,462.4	$1,073.1

Gross Margin (Gross Profit / Sales)	52.7%	55.2%	56.9%	54.7%
Adjusted Gross Margin (Adjusted Gross Profit / Sales)	57.1%	56.5%	58.3%	55.6%

Adjusted Operating Profit

	Three Month Period Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Consolidated
Operating Profit (Loss)	$46.1	$73.5	$306.2	43.5
Amortization of acquisition-related intangible assets	20.1	21.8	81.5	87.3
Restructuring costs and asset impairments A	39.8	30.6	63.6	84.4
Contingent loss reserves B	0.9	(13.3)	4.2	2.7
Transaction costs C	3.8	—	3.8	—
Adjusted Operating Profit	$110.7	$112.6	$459.3	$217.9
Adjusted Operating Profit as a % of Sales	17.0%	18.3%	18.3%	11.3%

Specialty Products & Technologies
Operating Profit	$60.7	$39.6	$272.3	$65.8
Amortization of acquisition-related intangible assets	14.8	15.2	60.0	60.0
Restructuring costs and asset impairments A	10.0	15.8	25.2	43.8
Contingent loss reserve B	0.9	—	3.0	—
Adjusted Operating Profit	$86.4	$70.6	$360.5	$169.6
Adjusted Operating Profit as a % of Sales	22.1%	20.6%	23.9%	15.2%

Equipment & Consumables
Operating Profit	$22.8	$42.6	$153.8	$53.6
Amortization of acquisition-related intangible assets	5.3	6.6	21.5	27.3
Restructuring costs and asset impairments A	27.6	13.7	32.1	33.9
Contingent loss reserve B	—	—	1.2	—
Adjusted Operating Profit	$55.7	$62.9	$208.6	$114.8
Adjusted Operating Profit as a % of Sales	21.4%	23.0%	20.8%	14.1%

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted Net Income

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income From Continuing Operations	$42.5	91.1	$263.5	$42.5
Amortization of acquisition-related intangible assets	20.1	21.8	81.5	87.3
Restructuring costs and asset impairments A	39.8	30.6	63.6	84.4
Contingent loss reserves B	0.9	(13.3)	4.2	2.7
Non-cash interest expense - convertible senior notes D	4.8	4.6	19.0	11.0
Transaction costs C	3.8	—	3.8	—
Tax effect of adjustments reflected above E	(17.0)	(10.3)	(40.9)	(43.6)
Discrete tax adjustments and other tax-related adjustments F	(13.8)	(52.2)	(66.5)	(54.7)
Adjusted Net Income	$81.1	$72.3	$328.2	$129.6

Adjusted Diluted Earnings Per Share

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Diluted Earnings From Continuing Operations Per Share	$0.24	$0.54	$1.48	$0.26
Amortization of acquisition-related intangible assets	0.11	0.13	0.46	0.53
Restructuring costs and asset impairments A	0.22	0.18	0.36	0.51
Contingent loss reserves B	0.01	(0.08)	0.02	0.02
Non-cash interest expense - convertible senior notes D	0.03	0.03	0.11	0.07
Transaction costs C	0.02	—	0.02	—
Tax effect of adjustments reflected above E	(0.10)	(0.06)	(0.23)	(0.27)
Discrete tax adjustments and other tax-related adjustments F	(0.07)	(0.31)	(0.37)	(0.33)
Adjusted Diluted Earnings Per Share	$0.46	$0.43	$1.85	$0.79

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income From Continuing Operations	$42.5	$91.1	$263.5	$42.5
Interest expense, net	10.5	21.3	54.1	62.5
Income taxes	(5.3)	(40.3)	(9.0)	(62.5)
Depreciation	8.4	9.4	33.3	34.4
Amortization of acquisition-related intangible assets	20.1	21.8	81.5	87.3
Restructuring costs and asset impairments A	39.8	30.6	63.6	84.4
Transaction costs C	3.8	—	3.8	—
Contingent loss reserves B	0.9	(13.3)	4.2	2.7
Adjusted EBITDA	$120.7	$120.6	$495.0	$251.3

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures.

Core Sales Growth 1

Consolidated	% Change Three Month Period Ended December 31, 2021 vs. Comparable 2021 Period	% Change Twelve Month Period Ended December 31, 2021 vs. Comparable 2021 Period
Total sales growth	5.8%	30.1%
Less the impact of:
Discontinued products	0.3%	0.4%
Currency exchange rates	0.5%	(1.5)%
Core sales growth	6.6%	29.0%

Specialty Products & Technologies
Total sales growth	14.1%	34.9%
Less the impact of:
Discontinued products	(0.2)%	(0.1)%
Currency exchange rates	0.6%	(1.8)%
Core sales growth	14.5%	33.0%

Equipment & Consumables
Total sales growth	(4.8)%	23.3%
Less the impact of:
Discontinued products	1.0%	1.0%
Currency exchange rates	0.5%	(0.9)%
Core sales growth	(3.3)%	23.4%
1 We use the term “core sales” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Sales from discontinued products includes major brands or products that Envista has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products consist of those which Envista (1) is no longer manufacturing, (2) is no longer investing in the research or development of, and (3) expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of sales attributable to discontinued brands or products is calculated as the net decline of the applicable discontinued brand or product from period-to-period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in sales and (b) the period-to-period change in sales after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core sales with the corresponding period of the prior year.

Reconciliation of Operating Cash Flows to Free Cash Flow

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Operating Cash Provided by (Used in) Investing Activities	$258.8	$(5.1)	$232.9	$(69.1)
Net Operating Cash Provided by (Used in) Financing Activities	$1.8	$3.8	$(465.6)	$492.5

Net Operating Cash Provided by Operating Activities	$165.8	$193.4	$391.4	$283.9
Less: payments for additions to property, plant and equipment (capital expenditures)	(8.7)	(13.1)	(54.7)	(47.7)
Plus: proceeds from sales of property, plant and equipment (capital disposals)	—	5.3	11.6	5.3
Free Cash Flow	$157.1	$185.6	$348.3	$241.5

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

A We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Envista Business System. These restructuring plans are incremental to the operating activities that arise in the ordinary course of our business and we believe are not indicative of Envista’s ongoing operating costs in a given period.

B Represents accruals for certain legal matters.

C These transaction costs are related to the pending acquisition of Carestream Dental's intra-oral scanner business.

D Non-cash interest expense represents accretion of the debt discount associated with the convertible senior notes due 2025.

E This line item reflects the aggregate tax effect of all pretax adjustments reflected in the preceding line items of the table using each adjustment's applicable tax rate, including the effect of interim tax accounting requirements of Accounting Standards Codification Topic 740 Income Taxes.

F The discrete tax matters relate primarily to excess tax benefits from stock-based compensation, changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law, and changes in determination of realization of certain deferred tax assets.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporation's (“Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•with respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, understand the long-term profitability trends of Envista’s business and compare Envista’s profitability to prior and future periods and to Envista’s peers;

•with respect to Core Sales, identify underlying growth trends in Envista’s business and compare Envista’s revenue performance with prior and future periods and to Envista’s peers;

•with respect to Adjusted EBITDA, help investors understand operational factors associated with a company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation, amortization, and infrequent or unusual losses or gains such as goodwill impairment charges or nonrecurring and restructuring charges. Management uses Adjusted EBITDA, as a supplemental measure for assessing operating performance in conjunction with related GAAP amounts. In addition, Adjusted EBITDA is used in connection with operating decisions, strategic planning, annual budgeting, evaluating Company performance and comparing operating results with historical periods and with industry peer companies; and

•with respect to Free Cash Flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire Free Cash Flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•With respect to Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted EBITDA:

◦We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦With respect to the other items excluded from Adjusted Net Income, Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Diluted Earnings Per Share and Adjusted EBITDA, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to core sales, we exclude (1) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued products because discontinued products do not have a continuing contribution to operations and management believes that excluding such items provides investors with a means of evaluating our on-going operations and facilitates comparisons to our peers, and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.